Exhibit 10.1

CONVERTIBLE PROMISSORY NOTE PURCHASEAGREEMENT

This Convertible Promissory Note Purchase Agreement (“Agreement”) is made and effective November 18, 2025,

BETWEEN:	XMax Inc. (the “Company”), a corporation organized and existing under the laws of the State of Nevada, with its principal office located at 6565 E. Washington Blvd. Commerce, CA 90040.

AND:	Billiongold Holding Limited, a company incorporated under the laws of Hong Kong(“Purchaser”).

WHEREAS, Purchaser desires to purchase from the Company note in the aggregate sum of US$5,000,000 be evidenced by the Convertible Promissory Note.

In consideration of the mutual covenants and conditions herein contained, the parties hereby agree, represent and warrant as follows:

1.	ISSUE OF NOTE

a.	The Company will authorize the issue of its Convertible Promissory Note (hereinafter called “Note”) to the Purchaser in the aggregate principal amount of US$5,000,000 to be dated on November 18, 2025 to mature on that is thirty-six (36) months after the Purchase Price Date, as defined in the Note, to bear interest on the unpaid principal thereof at the rate of 6% per annum until maturity, payable on November 18, 2028, commencing on Purchase Price Date, and after maturity at the rate of 6% per annum until Note is fully paid, and to be substantially in the form of Exhibit A attached hereto.

b.	For the purposes of calculating interest for any period for which the interest shall be payable, such interest shall be calculated on the basis of a 30-day month and a 360-day year. In the event that any of the Holder shall sell or transfer the Note, it shall notify the Company of the name and address of the transferee and send the assignment notice to the Company for approval.

c.	The Company will also authorize and reserve sufficient shares of its common stock as may be required for issuance upon conversion of the Note (hereinafter called “Conversion Shares”) pursuant to the conversion terms hereinafter stated.

d.	The Purchaser has the right at any time after the date of this Agreement until the outstanding balance has been paid in full, at its election, to convert (“Conversion”) all or any portion of the outstanding balance of the Note into shares of Common Stock of the Company. Conversion notices in the form attached the Note (“Conversion Notice”) may be effectively delivered to the Company by any method set forth in the “Notices” Section of this Agreement. The Company shall deliver the Conversion Shares from any conversion to Holder in accordance with the Note. Subject to adjustment as set forth in this Agreement and the Note, the price at which the Purchaser has the right to convert all or any portion of the outstanding balance into Common Stock of the Company is $7.80 per share of Common Stock (the “Conversion Price”).

Convertible Promissory Note Agreement

2.	SALE AND PURCHASE OF NOTE

The Company will sell the Note to the Purchaser and the Purchaser agrees to purchase the principal amount of the Note set opposite its names, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein, at the purchase price of 100% of the principal amount of $5,000,000 (the “Purchase Price”), which shall be paid by the Purchaser within 20 business days upon the execution of this Agreement.

3.	REPRESENTATIONS AND WARRANTIES BY THE COMPANY

a.	Company is a corporation duly organized and existing in good standing under the laws of the State of Nevada has the corporate power to carry on in the business as it is now being conducted.

b.	The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and Note and otherwise to carry out its obligations hereunder and thereunder.

c.	There is no action or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or administrative agency, the determination of which might result in any material adverse change in the business of the Company.

d.	The Company has not declared, set aside, paid or made any dividend or other distributions with respect to its capital stock and has not made or caused to be made directly or indirectly, any payment or other distribution of any nature whatsoever to the holder of its capital stock.

e.	The Company owns or possesses adequate licenses or other rights to use, all patents, trademarks, trade names, trade secrets, and copyrights used in its business. No one has asserted to the Company that its operations infringe on the patents, trademarks, trade secrets or other rights utilized in the operation of its business.

4.	REPRESENTATIONS AND WARRANTIES BY THE PURCHASER

The Purchaser represents and warrants that:

a.	The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transaction contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

Convertible Promissory Note Agreement

b.	The Purchaser is acquiring the Note for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Note or Conversion Shares (this representation and warranty not limiting the Purchaser’s right to sell the Note and Conversion Shares in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Note as principal, not as nominee or agent, and not with a view for distributing or reselling the Note or Conversion Shares or any part thereof in violation of the Securities Act or any applicable state securities law.

c.	The Purchaser is a non-U.S. person (as such term is defined in Rule 902 of Regulations under the Securities Act) and is not acquiring the Note for the account or benefit of a U.S. person. The Purchaser will not, within one year of the date of the issuance of Note or the Conversion Shares to such Purchaser, (i) make any offers or sales of the Note or Conversion Shares in the United States or to, or for the benefit of, a U.S. person (in each case, as defined in Regulation S) other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act, or (ii) engage in hedging transactions with regard to the Conversion Shares unless in compliance with the Securities Act. Neither the Purchaser nor any of Purchaser’s affiliates or any person acting on his/her or their behalf has engaged or will engage in directed selling efforts (within the meaning of Regulation S) with respect to the Note or Conversion Shares, and all such persons have complied and will comply with the offering restriction requirements of Regulation S in connection with the offering of the Note or Conversion Shares outside of the United States.

d.	The Purchaser, either alone or together with his/her/its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Note or the Conversion Shares and, at the present time, is able to afford a complete loss of such investment.

e.	The Purchaser has a net worth in excess of $1,000,000 exclusive of its/his/her residences and that the Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act at the time such Purchaser was offered the Note and as of the date hereof.

f.	The Purchaser hereby represents that it has satisfied itself as to the full observance by such Purchaser of the laws of the jurisdictions applicable to the Purchaser in connection with the purchase of the Note or the execution and delivery by the Purchaser. The Purchaser’s subscription and payment for, and continued beneficial ownership of, the Note or the Conversion Shares will not violate any securities or other laws of the Purchaser’s jurisdiction applicable to the Purchaser.

g.	The Purchaser understands that the Note or the Conversion Shares have not been, and will not be, registered under the Securities Act or applicable securities laws of any state or country and therefore the Note or the Conversion Shares cannot be sold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and applicable state securities laws or exemptions from such registration requirements are available. The Company shall be under no obligation to register the Note or Conversion Shares under the Securities Act and applicable state securities laws, and any such registration shall be in the Company’s sole discretion.

Convertible Promissory Note Agreement

h.	The Purchaser acknowledges that it has had the opportunity to review the information of the Company and the SEC reports filed by the Company and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company ; (ii) access to information about the Company and its financial condition, results of operations, business, properties, and management sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment

i.	The Purchaser is not purchasing the Note as a result of any advertisement, article, noticeor other communication regarding the Note published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

5.	CONVERSION

a.	In case the Company shall at any time divide its outstanding shares of Common Stock of the Company (“Common Stock”) into a greater number of shares, the conversion price in effect immediately prior to such subdivision should be proportionately reduced, and, conversely, in the case of outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the actual conversion price in effect immediately prior to such combination shall be proportionately increased.

b.	No fractional share of Common Stock shall be issued upon any conversion of the Note. If the Holder of the Note shall have converted all the Note held by it other than a principal amount so small that less than a whole share of Common Stock would be issuable upon conversion thereof, the Company may elect to prepay such balance, with interest accrued thereon to the date fixed for prepayment or leave the same outstanding until the maturity of the Note.

c.	In any reclassification of outstanding shares of Common Stock (other than a change in stated value or from no par to par value) or in the case of any consolidation or merger of the Company with any other company and the other company will be the surviving company, the Company shall place a condition precedent to such transaction, so that the Holder of the Note then outstanding shall has the right thereafter to convert its Note into the corresponding amount of shares and other securities upon such reclassification, consolidation or merger as if such Note had been converted immediately prior to such reclassification, consolidation or merger.

6.	COVENANTS

a.	The Company covenants that so long as the Note is outstanding, it will deliver to the Holder as soon as practical, the quarterly or annual report of the Company filed with SEC including consolidated financial statements. The public filing with SEC shall be considered that such report has been delivered to the Holder.

b.	The Company covenants that, so long as the Note are outstanding, it will permit Holder of the Note to visit and inspect, at the Holder’s expense, any of the property of the Company, including its books and records, and to discuss affairs, finances and accounts with its officers, provided such visit should be in normal business hours with reasonable advance notice. The Holder agrees that it will keep any business information of the Company in confidence and will not trade the Company’s shares when it has any material non-public information of the Company.

Convertible Promissory Note Agreement

7.	NOTICE

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (California time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (California time) on any business day, (c) the second (2nd) business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

8.	MISCELLANEOUS

a.	This Agreement may not be modified, amended or terminated except by written agreement executed by all the parties hereto.

b.	The waiver of any breach or default hereunder shall not be considered valid unless in writing and signed by the party such waiver is sought and no waiver shall be deemed a waiver of any subsequent breach or default of same.

c.	The paragraph headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of such.

d.	The validity, construction, interpretation and enforceability of this Agreement and the Note executed pursuant to this Agreement shall be determined and governed by the laws of the State of California. Any disputes that arise under this Agreement, shall be heard only in thestate or federal courts located in the City of Los Angeles, State of California.

e.	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have caused this Convertible Promissory Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

XMAX INC.

By:	/s/ Xiaohua Lu
Name:	Xiaohua Lu
Title:	Chief Executive Officer

Address for Notice: 6565 E. Washington Blvd. Commerce, CA 90040
Email: administration@novalifestyle.com

Convertible Promissory Note Agreement

[PURCHASER SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Convertible Promissory Note Purchase Agreement to be duly executed by its respective authorized signatory as of the date first indicated above.

Name of Purchaser: Billiongold Holding Limited

Signature of Authorized Signatory of Purchaser:	/s/ Wenqiang Liu

Name of Authorized Signatory: Wenqiang Liu

Title of Authorized Signatory: Director

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Note to Purchaser (if not same as address for notice):

Subscription Amount: US$5,000,000

Convertible Promissory Note Agreement